UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2006

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32837 (Commission File Number)	75-2749762 (I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas (Address of principal executive offices)		75001 (Zip code)
Registrant’s telephone number, including area code: (972) 713-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 27, 2006, United Surgical Partners International, Inc., a Delaware corporation (the “Registrant”), United Surgical Partners Holdings, Inc. (“Holdings”), a Delaware corporation and wholly-owned subsidiary of the Registrant, certain subsidiaries of Holdings (the “Subsidiary Guarantors”) and The Bank of New York Trust Company, N.A., a national banking association, as trustee under that certain Indenture, dated as of December 19, 2001, by and among Holdings, the guarantors from time to time party thereto, and The Bank of New York Trust Company, N.A., a national banking association, as successor to U.S. Trust Company of Texas, N.A. (as amended by the First Supplemental Indenture, dated as of July 14, 2006, the “Indenture”), entered into a Second Supplemental Indenture to the Indenture. The Second Supplemental Indenture, among other things, eliminates substantially all of the restrictive covenants contained in the Indenture and the 10% Senior Subordinated Notes due 2011 issued pursuant to the Indenture (the “Notes”), eliminates certain events of default provisions in the Indenture, modifies the covenant regarding mergers, shortens the minimum redemption notice period from 30 to five days should Holdings elect to redeem any remaining outstanding Notes in accordance with the Indenture, modifies provisions regarding defeasance to eliminate certain conditions and modifies or eliminates certain other provisions contained in the Indenture and the Notes. See Item 8.01, which is incorporated herein by reference.
     The following Subsidiary Guarantors executed the Second Supplemental Indenture: American Endoscopy Services, Inc.; Georgia Musculoskeletal Network, Inc.; Health Horizons of Kansas City, Inc.; Health Horizons of Murfreesboro, Inc.; Health Horizons of Nashville, Inc.; Medcenter Management Services, Inc.; Ortho Excel, Inc.; OrthoLink ASC Corporation; OrthoLink/Georgia ASC, Inc.; OrthoLink Physicians Corporation; OrthoLink Radiology Services Corporation; OrthoLink/TN ASC, Inc.; Physicians Data Professionals, Inc.; Specialty Surgicenters, Inc.; SSI Holdings, Inc.; Surgicoe of Texas, Inc.; Surginet, Inc.; Surginet of Northwest Houston, Inc.; Surginet of Rivergate, Inc.; Surgis, Inc.; Surgis of Chico, Inc.; Surgis of St. Clairsville, Inc.; Surgis of Pearland, Inc.; Surgis of Phoenix, Inc.; Surgis of Redding, Inc.; Surgis of Sand Lake, Inc.; Surgis of Sonoma, Inc.; Surgis of Victoria, Inc.; Surgis of Willowbrook Inc.; Surgis of Woolbright, Inc.; Surgis Management Services, Inc.; United Surgical of Atlanta, Inc.; USP Alexandria, Inc.; USP Austin, Inc.; USP Austintown, Inc.; USP Baton Rouge, Inc.; USP Baltimore, Inc.; USP Belleville, Inc.; USP Bridgeton, Inc.; USP Cedar Park, Inc.; USP Central New Jersey, Inc.; USP Chesterfield, Inc.; USP Chicago, Inc.; USP Cleveland, Inc.; USP Coast, Inc.; USP Columbia, Inc. ; USP Corpus Christi, Inc.; USP Cottonwood, Inc.; USP Creve Coeur, Inc.; USP Decatur, Inc., f.k.a. Health Horizons of Decatur, Inc.; USP Destin, Inc.; USP Domestic Holdings, Inc.; USP Florissant, Inc. ; USP Fontana, Inc.; USP Fredericksburg, Inc.; USP Glendale, Inc.; USP Houston, Inc.; USP Huntsville, Inc.; USP Indiana, Inc.; USP International Holdings, Inc.; USP Kansas City, Inc.; USP Las Cruces, Inc.; USP Long Island, Inc.; USP Lyndhurst, Inc.; USP Michigan, Inc.; USP Midwest, Inc.; USP Mission Hills, Inc.; USP Nevada, Inc.; USP Newport News, Inc.; USP New Jersey, Inc.; USP North Kansas City, Inc.; USP North Texas, Inc.; USP Oklahoma, Inc.; USP Olive, Inc.; USP Oxnard, Inc.; USP Philadelphia, Inc.; USP Phoenix, Inc.; USP Pittsburgh, Inc.; USP Reading, Inc.; USP Richmond, Inc.; USP Richmond II, Inc.; USP Rockwall, Inc.; USP Sacramento, Inc.; USP San Antonio, Inc.; USP San Gabriel, Inc.; USP Sarasota, Inc.; USP Securities Corporation; USP St. Peters, Inc.; USP Sunset Hills, Inc.; USP Tennessee, Inc.; USP Torrance, Inc.; USP Virginia Beach, Inc.; USP West Covina, Inc.; USP Westwood, Inc.; USP Winter Park, Inc.; Endoscopy & Surgical Center of Orlando, LLC; Corpus Christi Holdings, LLC; Day-Op Surgery Consulting Company, LLC; ISS-Orlando, LLC; Pasadena Holdings, LLC; Same Day Surgery, LLC; Same Day Management, L.L.C.; Surgery Centers of America II, LLC; USP Nevada Holdings, LLC; USP Texas Air, L.L.C.; WHASA, L.L.C.; and USP Texas, L.P.
Item 8.01 Other Events.
     On July 28, 2006 the Registrant announced that Holdings had received as of 5:00 p.m., New York City time, on July 27, 2006, tenders and consents from holders of an aggregate of approximately $148.8 million of the Notes in connection with its cash tender offer and consent solicitation, which commenced on July 14, 2006. A copy of the news release issued by the Registrant on July 28, 2006 is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	News Release issued by the Registrant on July 28, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
By:	/s/ Mark A. Kopser
Mark A. Kopser
Senior Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized to sign this report on behalf of the Registrant)

Date: July 28, 2006

EXHIBIT INDEX

Exhibit
Number	Description
99.1	News Release issued by the Registrant on July 28, 2006.